Exhibit 24.2

RESOLUTION OF THE BOARD OF DIRECTORS OF

SOUTHERN CALIFORNIA EDISON COMPANY

Adopted: December 14, 2006

RE: FORMS 10-K, 10-Q, AND 8-K

WHEREAS, the Securities Exchange Act of 1934, as amended, and regulations thereunder, require that Annual, Quarterly, and Current Reports be filed with the Securities and Exchange Commission (“Commission”), and it is desirable to effect such filings over the signatures of attorneys-in-fact;

NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2007, Current Reports on Form 8-K from time to time during 2006 through December 13, 2007, or in the event this Board of Directors does not meet on December 13, 2007, through the next succeeding date on which this Board holds a regular meeting, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation a power or powers of attorney appointing Stephen E. Pickett, Thomas M. Noonan, Polly L. Gault, Barbara E. Mathews, Linda G. Sullivan, Robert C. Boada, George T. Tabata, Paige W. R. White, Michael A. Henry, Jeffrey C. Shieh, Kathleen Brennan de Jesus,

Jeffrey D. Duran, Darla F. Forte, Bonita J. Smith, Marga Rosso, and Sarah C. Perez, and each of them, to act severally as attorney-in-fact in their respective names, places and steads, and on behalf of this corporation, for the purpose of executing and filing with the Commission the above-described reports and any amendments and supplements thereto.

APPROVED:

/s/ John E. Bryson
Chairman of the Board

/s/ Stephen E. Pickett
Senior Vice President and General Counsel

ADOPTED:

/s/ Barbara Mathews
Corporate Secretary

CERTIFICATION

I, BONITA J. SMITH, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on December 14, 2006, and that said resolution is now in full force and effect and has not, as of this date, been amended, rescinded or superseded.

Dated: February 23, 2007

/s/ Bonita J. Smith
Assistant Secretary
SOUTHERN CALIFORNIA
EDISON COMPANY